EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-160064 and 333-159960) and Form S-8 (Nos. 333-161810, 333-153044, 333-145272, 333-128909, 333-115482, 333-60666, 333-53114 and 333-80167) of Popular, Inc. of our report dated July 16, 2010, relating to the statement of assets acquired and liabilities assumed by Banco Popular de Puerto Rico (a wholly owned subsidiary of Popular, Inc.), which appears in the Current Report on Form 8-K/A of Popular, Inc. dated July 16, 2010.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
San Juan, Puerto Rico
July 16, 2010